Exhibit 99.1
                     NEWS

One University Plaza, Suite 307 Hackensack, NJ 07601 Tel: 551-206-8104

Champions Oncology Reports Record Quarterly Revenue of $13.7 Million

Hackensack, NJ – September 8, 2022 – Champions Oncology, Inc. (Nasdaq: CSBR), a leading global technology-enabled biotech that is transforming drug discovery through innovative AI-driven pharmaco-pheno-multiomic integration, today announced its financial results for its first quarter of fiscal 2023, ended July 31, 2022.

First Quarter and Recent Highlights:

•Record quarterly revenue of $13.7 million, an increase of 22% year over year
•Adjusted EBITDA of $450,000
•Record quarterly bookings
•Series of antibody hits established in Alloy Therapeutics partnership

Ronnie Morris, CEO of Champions, commented, “We continued to deliver on our long-term vision in the first quarter by growing our service business while investing in transformative opportunities. Our bookings reached a quarterly record high and we achieved an important milestone in our target discovery program.”

David Miller, CFO of Champions, added, “We began our first quarter of fiscal 2023 with another quarterly revenue record reaching $13.7 million, representing 22% year over year growth. Our adjusted EBITDA, which excludes stock-based compensation and depreciation expenses, was $450,000 and we anticipate EBITDA expansion over the course of the year.”

First Fiscal Quarter Financial Results

Total revenue for the first quarter of fiscal 2023, was a record $13.7 million, an increase of 22.1%, compared to $11.3 million for the same period last year. The increase in revenue was due to continued

Exhibit 99.1
demand for our services, leading to larger pharmacology studies in both our in-vivo and ex-vivo platforms. Total costs and operating expenses for the first quarter of fiscal 2023 were $14.0 million compared to $11.4 million for the first quarter of fiscal 2022, an increase of $2.6 million or 22.8%.

For the first quarter of fiscal 2023, Champions reported a loss from operations of $284,000, including $206,000 in stock-based compensation and $528,000 in depreciation and amortization expenses, compared to a loss from operations of $175,000, inclusive of $280,000 in stock-based compensation and $317,000 in depreciation and amortization expenses, in the first quarter of fiscal 2021. Excluding stock-based compensation, depreciation and amortization expenses, Champions reported adjusted EBITDA for the quarter of $450,000 compared to $422,000 in the prior year period.
Cost of oncology solutions was $7.1 million for the three-months ended July 31, 2022, an increase of $1.7 million, or 30.7% compared to $5.4 million for the three-months ended July 31, 2021. The increase in cost of sales was primarily from compensation, mice and lab supply expenses for pharmacology studies and an increase in compensation expense for our SaaS platform. For the three- months ended July 31, 2022, gross margin was 49% compared to 52% for the three-months ended July 31, 2021. The lower margin resulted from an increase in study related expenses in advance of the revenue recognition and from SaaS expenses that were capitalized in the prior year period.

Research and development expense for the three-months ended July 31, 2022 was $2.9 million, an increase of $583,000 or 25.3%, compared to $2.3 million for the three-months ended July 31, 2021. The increase was primarily from compensation and lab supply expenses related to the investment in our therapeutic discovery platform. Sales and marketing expense for the three-months ended July 31, 2022 was $1.7 million, an increase of $118,000, or 7.5%, compared to $1.6 million for the three-months ended July 31, 2021. The increase was primarily due to compensation expense. General and administrative expense for the three-months ended July 31, 2022 was $2.4 million, an increase of $244,000, or 11.3%, compared to $2.2 million for the three-months ended July 31, 2021. The increase was primarily due to depreciation and amortization expenses and IT related costs to support the growth of the business.
Net cash used in operating activities was $195,000 for the three-months ended July 31, 2022. The cash utilized in operating activities was primarily due to a reduction in our accounts payable and accrued liability balances during the ordinary course of business. Net cash used in investing activities was $754,000 and primarily for the purchase of lab and computer equipment.

The Company ended the quarter with a strong cash position of $8.1 million. The Company has no debt.

Conference Call Information:
The Company will host a conference call today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss its first quarter financial results. To participate in the call, please call 888-506-0062 (Domestic) or 973-528-0011 (International) and enter the access code 618777, or provide the verbal reference "Champions Oncology".
Full details of the Company’s financial results will be available by Monday, September 12, 2022 in the Company’s Form 10-Q at www.championsoncology.com.
* Non-GAAP Financial Information

Exhibit 99.1
See the attached Reconciliation of GAAP net income (loss) to Non-GAAP net income for an explanation of the amounts excluded to arrive at Non-GAAP net income and related Non-GAAP earnings per share amounts for the three months ended July 31, 2022 and 2021. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and Non-GAAP earnings per share are not, and should not, be viewed as a substitute for similar GAAP items. Champions defines Non-GAAP dilutive earnings per share amounts as Non-GAAP net earnings divided by the weighted average number of diluted shares outstanding. Champions’ definition of Non-GAAP net earnings and Non-GAAP diluted earnings per share may differ from similarly named measures used by other companies.

About Champions Oncology, Inc.

Champions Oncology is a technology-driven research organization that develops innovative therapeutics against cancer targets, offers groundbreaking research software as a service, and provides end-to-end R&D services to biopharma organizations. Champions Oncology is actively engaged in the transformation of drug discovery through a novel approach of pharmaco-pheno-multiomic integration. For more information, please visit www.ChampionsOncology.com.

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Champions Oncology generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Champions Oncology's Form 10-K for the fiscal year ended April 30, 2022 for a discussion of such risks, uncertainties and other factors. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and Champions Oncology's future results, levels of activity, performance or achievements may not meet these expectations. The Company does not intend to update any of the forward-looking statements after the date of this press release to conform these statements to actual results or to changes in Champions Oncology's expectations, except as required by law.

Champions Oncology, Inc.
(Dollars in thousands)

Reconciliation of GAAP to Non-GAAP Net Income (Loss) (Unaudited)

	Three Months Ended July 31,
	2022	2021
Net loss - GAAP	$(319)	$(172)
Less:
Stock-based compensation	206	280
Net income (loss) - Non-GAAP	$(113)	$108

Reconciliation of GAAP EPS to Non-GAAP EPS (Unaudited)

	Three Months Ended July 31,
	2022	2021
EPS – GAAP, basic	$(0.02)	$(0.01)
Less:
Effect of stock-based compensation on EPS	0.02	0.02
EPS - Non-GAAP, basic	$—	$0.01

	Three Months Ended July 31,
	2022	2021
EPS – GAAP, diluted	$(0.02)	$(0.01)
Less:
Effect of stock-based compensation on EPS	0.02	0.02
EPS - Non-GAAP, diluted	$—	$0.01

Unaudited Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended July 31,
	2022	2021
Oncology services revenue	$13,745	$11,253
Cost of oncology services	7,052	5,396
Research and development	2,887	2,304
Sales and marketing	1,692	1,574
General and administrative	2,398	2,154
Loss from operations	(284)	(175)
Other income (loss)	(18)	17
Loss before provision for income taxes	(302)	(158)
Provision for income taxes	17	14
Net loss	$(319)	$(172)

Net loss per common share outstanding
basic	$(0.02)	$(0.01)
and diluted	$(0.02)	$(0.01)

Weighted average common shares outstanding
basic	13,522,433	13,401,929
and diluted	13,522,433	13,401,929

Condensed Consolidated Balance Sheets

	July 31, 2022	April 30, 2022
	(unaudited)
Cash	$8,058	$9,007
Accounts receivable, net	9,355	9,513
Other current assets	958	1,144
Total current assets	18,371	19,664

Operating lease right-of-use assets, net	7,971	8,230
Property and equipment, net	7,698	7,134
Other long term assets	15	15
Goodwill	335	335
Total assets	$34,390	$35,378

Accounts payable and accrued liabilities	$4,494	$5,282
Current portion of operating lease liabilities	1,099	1,054
Other current liabilities	142	72
Deferred revenue	10,885	11,071
Total current liabilities	16,620	17,479

Non-current operating lease liabilities	8,127	8,412
Other Non-current Liability	660	391
Total liabilities	25,407	26,282

Stockholders’ equity	8,983	9,096
Total liabilities and stockholders’ equity	$34,390	$35,378

Unaudited Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended July 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(319)	$(172)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Stock-based compensation expense	206	280
Operating lease right-of use assets	269	245
Depreciation and amortization expense	528	317
Net gain on disposal of equipment	—	(4)
Allowance for doubtful accounts	—	78
Changes in operating assets and liabilities	(879)	(528)
Net cash provided by (used in) operating activities	(195)	216

Cash flows from investing activities:
Purchases of property and equipment	(754)	(907)
Net cash used in investing activities:	(754)	(907)

Cash flows from financing activities:
Proceeds from the exercise of stock options	—	2
Net cash provided by financing activities:	—	2

Net decrease in cash	(949)	(689)
Cash at beginning of period	9,007	4,687
Cash at the end of period	$8,058	$3,998